Exhibit 99.2

NanoString Announces Exclusive License of nCounter Diagnostic Assets and Rights to Veracyte
Creates Potential for Significantly Expanded Test Menu

Sharpens NanoString’s Strategic Focus on Rapidly Growing Research Business Including
Recent Launch of GeoMx Digital Spatial Profiler

Strengthens Financial Profile through Capital Infusion and Streamlined Operations

SEATTLE - December 3, 2019 - NanoString Technologies, Inc. (NASDAQ:NSTG), a leading provider of life science tools for translational research, today announced a strategic transaction to exclusively license select nCounter-based diagnostic assets and rights to Veracyte Inc. for $50 million in cash and Veracyte stock, plus up to $10 million in cash upon satisfaction of future potential milestones.

Under the terms of the agreement, Veracyte has obtained exclusive global rights to develop and commercialize diagnostic tests on NanoString’s nCounter® FLEX system. Veracyte plans to expand the portfolio of nCounter-based diagnostic products using its own proprietary tests. Veracyte has also obtained the rights to the NanoString 510(k)-cleared Prosigna® Breast Cancer Assay and nCounter Dx LymphMark™ assay, which is currently available for research and investigational use only. Veracyte will also distribute the nCounter FLEX system for diagnostic purposes. NanoString will retain the exclusive right to commercialize nCounter products for research and investigational use.

NanoString will manufacture test kits for Prosigna, LymphMark and new tests developed by Veracyte or its partners for use on the nCounter FLEX platform. Diagnostic assay kits and nCounter systems will be sold to Veracyte at preset prices under supply agreements between NanoString and Veracyte.

“We believe this exclusive licensing agreement with Veracyte, a leading genomic diagnostics company with a strong track record of developing and commercializing highly innovative tests, will substantially expand the number of patients who will benefit from the nCounter platform,” said Brad Gray, president and CEO of NanoString. “In addition, this transaction allows NanoString to focus our energy and resources on the significant growth opportunities in our life sciences business, especially the commercialization of our GeoMx™ Digital Spatial Profiler.”

“This is a unique transaction that sharpens our business focus while significantly strengthening our balance sheet,” said Thomas Bailey, CFO of NanoString. “This transaction immediately improves our cost profile while sustaining investment in our key growth initiatives.”

“We are excited to utilize NanoString’s world-class nCounter FLEX platform to make our advanced genomic tests available to physicians and their patients globally, beginning with our pulmonology products,” said Bonnie H. Anderson, chairman and CEO of Veracyte. “The robust performance and ease-of-use of the nCounter platform make it ideally suited to expand our market opportunity beyond our CLIA-certified laboratory in the United States.”

Transaction Highlights

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Capable and Committed Dx Company. Existing and potential nCounter customers can benefit from Veracyte’s focus and investment in the nCounter diagnostic business and commercial channel. In addition, NanoString and Veracyte will coordinate to enable NanoString’s research customers to translate their biomarker discoveries into diagnostics tests, as appropriate.

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Expanded Dx Test Menu. The addition of Veracyte’s current and future clinical tests to the nCounter FLEX menu is anticipated to increase utilization of existing diagnostic systems, as well as interest from additional clinical laboratories.

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Increased Focus on Research Markets. Eliminating direct participation in diagnostic commercialization will enable a sharper focus on strategic research markets such as spatial genomics. Through this dedicated pursuit of growth catalysts in the research market, such as the GeoMx DSP launch, NanoString expects to accelerate revenue growth.

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Retained Dx Rights to New Platforms. This transaction does not encumber diagnostic rights to non-nCounter platforms such as the GeoMx DSP or Hyb & Seq™ technology. NanoString retains the rights to develop and commercialize these platforms for diagnostic use.

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Strengthened Balance Sheet. On a pro forma basis, this transaction increases NanoString’s cash, cash equivalents and investments to approximately $175 million, inclusive of the $40 million of cash and $10 million of Veracyte stock received and transaction expenses. As of September 30, 2019, NanoString had $129 million in cash, cash equivalents and short-term investments. This strengthened balance sheet provides capital and further flexibility for NanoString to support the launch and continued development of GeoMx DSP and to invest in other long-term growth opportunities.

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Reduced Pro Forma Operating Loss. Certain operating costs are being eliminated as a result of the transaction. Combining the impact of these cost savings with the impact of the supply agreement on Prosigna revenue and gross profit results in an approximate $14 million reduction in NanoString’s 2018 operating loss on a pro forma basis, and an approximate $12 million reduction in NanoString’s anticipated 2019 operating loss on an annualized pro forma basis.

The transaction closed on December 3, 2019, simultaneous with signing of the transaction agreements, and a Current Report on Form 8-K will be filed with the SEC that includes additional information, including the unaudited pro forma financial impact of the transaction. NanoString expects to incur charges of approximately $3 million in the fourth quarter of 2019, which will include restructuring and transaction related costs. The company has updated 2019 guidance for product and service revenue to a range of $100-102 million, from the previous guidance of $100-103 million to reflect the change in Prosigna revenue to be realized under the supply agreement with Veracyte.

Perella Weinberg Partners L.P. acted as exclusive financial advisor and Wilson Sonsini Goodrich & Rosati served as legal counsel to NanoString.
About NanoString Technologies, Inc.
NanoString Technologies is a leading provider of life science tools for translational research. The company's nCounter® Analysis System is used in life sciences research and has been cited in more than 2,800 peer-reviewed publications. The nCounter Analysis System offers a cost-effective way to easily profile the expression of hundreds of genes, proteins, miRNAs, or copy number variations, simultaneously with high sensitivity and precision, facilitating a wide variety of basic research and translational medicine applications, including biomarker discovery and validation. The company's GeoMx™ Digital Spatial Profiler enables highly-multiplexed spatial profiling of RNA and protein targets in a variety of sample types, including FFPE tissue sections.
For more information, please visit www.nanostring.com.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the anticipated benefits from the transaction with Veracyte, anticipated future revenue growth, the growth trajectory of NanoString’s nCounter and GeoMx DSP systems, the anticipated demand for new platforms, anticipated cost savings resulting from the exclusive license of the in vitro diagnostic assets, the impact of the exclusive license of the in vitro diagnostic assets on NanoString’s financial position and performance and NanoString’s estimated 2019 operating results. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include the successful transfer of the in vitro diagnostic assets to Veracyte; market acceptance of our products; our ability to realize the cost savings anticipated from the exclusive license of the in vitro diagnostic assets; the impact of competition; the impact of expanded sales, marketing, product development and clinical activities on operating expenses; delays or other unforeseen problems with respect to manufacturing, product development or clinical studies; adverse conditions in the general domestic and global economic markets; as well as the other risks set forth in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. NanoString Technologies disclaims any obligation to update these forward-looking statements.
NanoString, NanoString Technologies, the NanoString logo, GeoMx, nCounter Prosigna and Lymphmark are trademarks or registered trademarks of NanoString Technologies, Inc. in various jurisdictions.
Contact
Doug Farrell
Vice President, Investor Relations & Corporate Communications
dfarrell@nanostring.com
Phone: 206-602-1768